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                                                                  Exhibit 10.22

                   SENIOR LOAN AND SECURITY AGREEMENT NO. 0062


         THIS SENIOR LOAN AND SECURITY AGREEMENT NO. 0062 (this "Security Agreement") is dated as of March 14, 1997 between LEUKOSITE, INC., a Delaware corporation ("Borrower") and Phoenix Leasing Incorporated, a California corporation ("Lender"). Borrower has previously entered into that certain Master Equipment Lease between Lender, as Lessor, and Borrower, as Lessee, dated as of October 3, 1994, as amended (the "Lease").

                                    RECITALS

         A. Borrower desires to borrow from Lender in one or more borrowings an amount not to exceed $1,200,000 in the aggregate, and Lender desires to loan, subject to the terms and conditions herein set forth, such amount to Borrower. Such borrowings shall be evidenced by one or more Senior Secured Promissory Notes (each, a "Note" and collectively, the "Notes"), in the form attached hereto.

         B. As security for Borrower's obligations to Lender under this Security Agreement, the Notes and any other agreement between Borrower and Lender, Borrower will grant to Lender hereunder a first perfected security interest in certain of its equipment, machinery and fixtures, including but not limited to leasehold improvements, computer, laboratory and test equipment, whether now owned by Borrower or hereafter acquired pursuant to this Security Agreement, and all substitutions and replacements of and additions, improvements, accessions and accumulations to said equipment, machinery and fixtures, together with all rents, issues, income, profits and proceeds therefrom including, but not limited to, the items described in Exhibit A attached to each Note (collectively, the "Collateral"). In addition to the foregoing Collateral, under certain circumstances Borrower's obligations to Lender may also be secured by certain "Additional Collateral" as provided below, in which case the term "Collateral" shall include such Additional Collateral.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

SECTION 1. THE LOANS.

                  (a) General Terms. Subject to the terms and conditions of this Security Agreement, Lender hereby agrees to make one or more senior secured loans (each, a "Loan" and collectively, the "Loans") to
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Borrower, subject to the following conditions: (i) each Loan shall be evidenced by a Note; (ii) the total principal amount of the Loans shall not exceed $1,200,000 in the aggregate (the "Commitment") of which Commitment amount up to $450,000 may be utilized for leasehold improvement Collateral provided Borrower has closed an additional strategic corporate partnership and received an initial cash infusion of at least $1,000,000 and a commitment for additional cash infusion; (iii) at the time of each Loan, no Event of Default or event which with the giving of notice or passage of time, or both, could become an Event of Default shall have occurred and be continuing, as reasonably determined by Lender and certified by Borrower; (iv) the amount of each Loan shall be at least $25,000.00 except for a final Loan which may be less than $25,000.00; (v) Lender shall not be obligated to make any Loan after December 31, 1997 ("Commitment Period"); (vi) for each Loan, Borrower shall present to Lender a list of proposed Collateral for approval by Lender in its sole discretion; (vii) for each Loan, Borrower shall have provided Lender with each of the closing documents described in Exhibit A hereto (which documents shall be in form and substance acceptable to Lender); (viii) for all fundings, Borrower is performing according to its business plan referred to as "LeukoSite, Inc. Cashflow-Projection, Fiscal Years '97-'98 received by Lender on February 21, 1977" (the "Business Plan"), as may be amended from time to time in form and substance acceptable to Lender; (ix) there shall be no material adverse change in Borrower's condition, financial or otherwise, as reasonably determined by Lender, and Borrower so certifies, from (yy) the date of the most recent financial statements delivered by Borrower to Lender to (zz) the date of the proposed Loan; (x) prior to payment in full of all Notes, Borrower shall not offer any loan secured by (or leases of) any equipment, furniture or fixtures to any other person or entity other than Lender, unless Lender declines to finance such transaction or Borrower and Lender are unable to agree on the terms of such financing; (xi) Borrower shall use the proceeds of all Loans hereunder for working capital; (xii) at the time of each Loan, Borrower has reimbursed Lender for all UCC filing and search costs and appraisal fees provided such fees for all Loans total $1,000 or less; (xiii) all Collateral has been marked and labeled by Lender or Lender's agent; and (xiv) Lender has received in form and substance acceptable to Lender: (a) Borrower's interim financial statements signed by a financial officer of Borrower, (b) hard copy evidence of Borrower's $9,300,000 cash position and of Borrower's short term investments as of December 31, 1996; and (c) complete copies of the Borrower's audit reports for its most recent fiscal year, which shall include at least the Borrower's balance sheet as of the close of such year, and the Borrower's statement of income and retained earnings and of changes in financial position for such year, prepared on a consolidated basis and certified by independent public accountants. Such
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certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the company's records. Such reports shall be prepared in accordance with generally accepted accounting principles and practices consistently applied.

                  (b) The Notes. Each Loan shall be evidenced by a Note. Each Note shall bear interest and be payable and prepayable at the times and in the manner provided therein. Following payment of the Indebtedness related to each Note, Lender shall return such Note, marked "canceled," to Borrower.

                  (c) Specific Terms - Leasehold Improvement Collateral. Regarding leasehold improvement Collateral, Borrower and Lender agree that if, upon the expiration of the Commitment Period, the amount funded allocable to leasehold improvement Collateral exceeds forty percent (40%) of the utilized Commitment, then, at Lender's option, Borrower shall pay to Lender an amount equal to such excess ("Excess Payment"). Such Excess Payment shall be held as Additional Collateral and shall be applied to the end of loan position applicable to leasehold improvement Collateral as set forth in the applicable
Note if no Event of Default has occurred. Borrower agrees to pay such amount to Lender within thirty (30) days of Lender's invoice.

SECTION 2. SECURITY INTERESTS.

                  (a) Borrower hereby grants to Lender a perfected first priority security interest in all Collateral.

                  (b) This Security Agreement secures (i) the payment of the principal of and interest on the Notes and all other sums due thereunder and under this Security Agreement (the "Indebtedness") and (ii) the performance by Borrower of all of its other covenants now or hereafter existing under the Notes, this Security Agreement and any other obligation owed by Borrower to Lender (the "Obligations").

SECTION 3. BORROWER'S REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants that (a) it is a corporation in good standing under the laws of the state of its incorporation, and duly qualified to do business in each state where necessary to carry on its present business and operations, including the jurisdiction(s) where the Collateral will be located;
(b) it has full authority to execute and deliver this Security Agreement and the Notes and perform the terms hereof and thereof, and this Security Agreement and the Notes have been duly
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authorized, executed and delivered and constitute valid and binding obligations of Borrower enforceable in accordance with their terms; (c) the execution and delivery of this Security Agreement and the Notes will not contravene any law, regulation or judgment affecting Borrower or result in any breach of any agreement or other instrument binding on Borrower; (d) no consent of Borrower's shareholders or holder of any indebtedness, or filing with, or approval of, any governmental agency or commission, which has not already been obtained or performed, as appropriate, is a condition to the performance of the terms of this Security Agreement or the Notes; (e) there is no action or proceeding pending or threatened against Borrower before any court or administrative agency which might have a materially adverse effect on the business, financial condition or operations of Borrower; (f) Borrower owns and will keep all of the Collateral free and clear of all liens, claims and encumbrances, and, except for this Security Agreement, there is no deed of trust, mortgage, security agreement or other third party interest against any of the Collateral; (g) Borrower has good and marketable title to the Collateral; (h) all Collateral has been received, installed and is ready for use and is satisfactory in all respects for the purpose of this Security Agreement; (i) the Collateral is, and will remain at all times under applicable law, removable personal property, which is free and clear of any lien or encumbrance except in favor of Lender, notwithstanding the manner in which the Collateral may be attached to any real property; (j) all credit and financial information submitted to Lender herewith or at any other time is and will at the time given be true and correct; and (k) the security interest granted to Lender hereunder is a perfected first security interest.

SECTION 4. METHOD AND PLACE OF PAYMENT.

         Borrower shall pay to Lender, at its office at the address specified in the Notes, or such other address as Lender specifies in writing, all amounts payable to it in respect of the principal of or interest on the Notes.

SECTION 5. AFFIRMATIVE COVENANTS REGARDING THE COLLATERAL.

         Borrower covenants and agrees that so long as any portion of the Indebtedness is unpaid and as long as any of the Obligations are outstanding it will comply with the following covenants:

         (a) Location; Inspection. All of the Collateral shall be located at the address (the "Collateral Location") shown on Exhibit A to each Note and shall not be moved without Lender's prior written consent. All of the
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records regarding the Collateral shall be located at 215 First Street,
Cambridge, MA 02142. Lender shall have the right to inspect Collateral, including records relating thereto, and Borrower's books and records at any time (upon reasonable notification) during regular business hours, such books and records to be maintained in accordance with generally accepted accounting principles. Borrower shall be responsible for all labor, material and freight charges incurred in connection with any removal or relocation of Collateral which is requested by Borrower and consented to by Lender, as well as for any charges due to the installation or moving of the Collateral. Payments under the Notes and under this Security Agreement shall continue during any period in which the Collateral is in transit during a relocation. Lender or its agent shall mark and label Collateral, which labels (to be provided by Lender) shall state that such Collateral is subject to a security interest of Lender, and Borrower shall keep such labels on the Collateral as so labeled.

         (b) Collateral Maintenance. Borrower will reasonably permit Lender to inspect such item of Collateral and its maintenance records. Borrower will at its sole expense comply with all applicable laws, rules, regulations, requirements and orders with respect to the use, maintenance, repair, condition, storage and operation of each item of Collateral. Except as required herein, Borrower will not make any addition or improvement to any item of Collateral that is not readily removable without causing material damage to any item or impairing its original value or utility. Any addition or improvement that is so required or cannot be so removed will immediately become Collateral of Lender.

         (c) Service and Repair. With respect to computer equipment, other than personal computers, Borrower has entered into, and will maintain in effect, vendor's standard maintenance contract or another contract satisfactory to Lender for a period equal to the term of each Loan and extensions thereto which provides for the maintenance of the Collateral in good condition and working order and repairs and replacement of parts thereof, all in accordance with the terms of such maintenance contract. Borrower shall have that Collateral certified for the vendor's standard maintenance agreement before Lender acquires any interest in the Collateral as provided in this Security Agreement. With respect to any other Collateral, Borrower will at its sole expense maintain and service and repair any damage to each item of Collateral in a manner consistent with prudent industry practice and Borrower's own practice so that such item of Collateral is at all times (i) in the same condition as when delivered to Borrower, except for ordinary wear and tear, and (ii) in good operating order for the function intended by its manufacturer's warranties and recommendations.
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         (d) Loss or Damage. Borrower assumes the entire risk of loss to the
Collateral through use, operation or otherwise. Borrower hereby indemnifies and holds harmless Lender from and against all claims, loss of Loan payments, costs, damages, and expenses relating to or resulting from any loss, damage or destruction of the Collateral, any such occurrence being hereinafter called a "Casualty Occurrence." Following a Casualty Occurrence, Borrower shall, on the first day payment is due on each Note following the Casualty Occurrence, pay to Lender an amount equal to the Balance Due (as defined below) for each item of Collateral. The Balance Due for each item is the sum of: (i) all amounts for each time which may be then due or accrued to the payment date, plus (ii) as of such payment date, an amount equal to the product of the fraction specified below times the sum of all remaining payments under the respective Note, including the amount of any mandatory or optional payment required or permitted to be paid by Borrower to Lender at the maturity of the Note. The numerator of the fraction shall be the Collateral Value (as set forth on the applicable schedule) of the item and the denominator shall be the aggregate Collateral Value of all items under the Note. Upon the making of such payments, Lender shall release such item of Collateral from its lien hereunder.

         Notwithstanding the above, within thirty (30) days following a Casualty Occurrence, Borrower may replace any item of Collateral which has suffered a Casualty Occurrence with Collateral acceptable to Lender in its complete discretion and, in such event, the provisions of the previous paragraph shall not apply. Borrower's tender of such Collateral shall constitute a representation and warranty that it is free of all liens, claims and encumbrances, and otherwise qualifies as Collateral under this Security Agreement. Following such tender, Lender shall have a first security interest in such Collateral.

         (e) Insurance. Borrower at its expense shall keep the Collateral insured against all risks of physical loss or damage and in such amounts as Lender shall approve, and such insurance shall provide for a loss payable endorsement to Lender and/or any assignee of Lender for the full replacement value of the Collateral. Borrower, at its expense, shall also maintain commercial general liability insurance with respect to loss or damage for personal injury, death, or property damage naming Lender and/or any assignee as an additional insured in an amount not less than $2,000,000. Borrower will provide Lender and/or any assignee of Lender with a certificate of insurance from the insurer evidencing Lender's or such assignee's interest in the policy of insurance. Such insurance shall cover any Casualty Occurrence to any unit of Collateral. Notwithstanding
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anything in Section 5(d) or this Section 5(e) to the contrary, this Security
Agreement and Borrower's obligations hereunder shall remain in full force and effect with respect to any unit of Collateral which is not subject to a Casualty Occurrence.

SECTION 6. MISCELLANEOUS AFFIRMATIVE COVENANTS.

         So long as any portion of the Indebtedness is unpaid and as long as any of the Obligations are outstanding Borrower will:

                  (a) duly pay all governmental taxes and assessments at the time they become due and payable;

                  (b) comply with all applicable governmental laws, rules and regulations;

                  (c) maintain Lender's security interest in the Collateral as a first and prior perfected security interest;

                  (d) furnish Lender with its annual audited financial statements within ninety (90) days following the end of Borrower's fiscal year, unaudited quarterly financial statements within thirty (30) days after the end of each fiscal quarter, and within fifteen (15) days of the end of each month a financial statement for that month prepared by Borrower, including all financial information given to Borrower's Board of Directors, and including an income statement and balance sheet, all of which shall be certified by an officer of Borrower as true and correct and shall be prepared in accordance with generally accepted accounting principles consistently applied, and such other information as Lender may reasonably request;

                  (e) promptly (but in no event more than five (5) days after the occurrence of such event) notify Lender of any material adverse change in Borrower's condition during the commitment period and of the occurrence of any Event of Default; and

                  (f) take all steps deemed by Lender reasonable or advisable to validate or perfect the security interest of Lender in the Collateral.

SECTION 7. INDEMNITEES.

         (a) General. Borrower will protect, indemnify and save harmless Lender and any assignees on an after-tax basis from and against
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all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Lender or any assignee of Lender by Borrower or any third party by reason of the occurrence or existence (or alleged occurrence or existence) of any act or event relating to or caused by any portion of the Collateral, or its purchase, acceptance, possession, use, maintenance or transportation, including without limitation, consequential or special damages of any kind, any failure on the part of Borrower to perform or comply with any of the terms of this Security Agreement or the Notes, claims for latent or other defects, claims for patent, trademark or copyright infringement and claims for personal injury, death or property damage, including those based on Lender's negligence or strict liability in tort and excluding only those based on Lender's gross negligence or willful misconduct. In the event that any action, suit or proceeding is brought against Lender by reason of any such occurrence, Borrower, upon Lender's request, will, at Borrower's expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Lender.

         (b) Tax Indemnity. Borrower agrees to reimburse Lender (or pay directly if instructed by Lender) and any assignee of Lender for, and to indemnify and hold Lender and any assignee harmless from, all fees (including, but not limited to, license, documentation, recording and registration fees), and all sales, use, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges, or withholdings of any nature whatsoever, together with any penalties, fines, additions to tax, or interest thereon (the foregoing collectively "Impositions"), except same as may be attributable to Lender's income, arising at any time prior to or during the term of any Notes or of this Security Agreement, or upon termination or early termination of this Security Agreement and levied or imposed upon Lender directly or otherwise by any Federal, state or local government in the United States or by any foreign country or foreign or international taxing authority upon or with respect to (i) the Collateral, (ii) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, return, sale, transfer of title, or other disposition thereof, (iii) the rentals, receipts, or earnings arising from the Collateral, or any disposition of the rights to such rentals, receipts, or earnings, (iv) any payment pursuant to this Security Agreement or the Notes, or
(v) this Security Agreement, the Notes or any transaction or any part hereof or thereof.

         (c) Survivability. Borrower's obligations under this Section 7 shall survive the payment in full of all the Indebtedness and the
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performance of all Obligations with respect to acts or events occurring or alleged to have occurred prior to the payment in full of all the Indebtedness and the performance of all Obligations.

SECTION 8. RELEASE OF LIENS.

         Upon payment of all of the Indebtedness and performance of all of the Obligations, Lender shall execute UCC termination statements and such other documents as Borrower shall reasonably require to evidence the release of Lender's lien relating to the Collateral.

SECTION 9. ASSIGNMENT.

         WITHOUT LENDER'S PRIOR WRITTEN CONSENT, BORROWER SHALL NOT (a) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS SECURITY AGREEMENT, ANY COLLATERAL, OR ANY INTEREST THEREIN, (b) LEASE OR LEND COLLATERAL OR PERMIT IT TO BE USED BY ANYONE OTHER THAN BORROWER OR BORROWER'S EMPLOYEES OR (c) MERGE INTO, CONSOLIDATE WITH OR CONVEY OR TRANSFER ITS PROPERTIES SUBSTANTIALLY AS AN ENTIRETY TO ANY OTHER PERSON OR ENTITY. Lender may assign any of the Notes, this Security Agreement or its security interest in any or all Collateral, or any or all of the above, in whole or in part to one or more assignees or secured parties without notice to Borrower. If Borrower is given notice of such assignment it agrees to acknowledge receipt thereof in writing and Borrower shall execute such additional documentation as Lender's assignee shall reasonably require. Each such assignee and/or secured party shall have all of the rights, but (except as provided in Section 9 hereof) none of the obligations, of Lender under this Security Agreement, unless it expressly agrees to assume such obligations in writing. Borrower shall not assert against any assignees and/or secured party any defense, counterclaim or offset that Borrower may have against Lender. Notwithstanding any such assignment, and providing no Event of Default has occurred and is continuing, Lender, or its assignees, secured parties, or their agents or assigns, shall not interfere with borrower's right to quietly enjoy use of Collateral subject to the terms and conditions of this Security Agreement. Subject to the foregoing, the Notes and this security Agreement shall insure to the benefit of, and are binding upon, the successors and assignees of the parties hereto.
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SECTION 10. DEFAULT.

         (a) Events of Default. Any of the following events or conditions shall constitute an "Event of Default" hereunder: (i) Borrower's failure to pay any monies due to Lender hereunder or under any Note beyond the fifth (5th) day after the same is due: (ii) Borrower's failure to comply with its obligations under Section 5(e) or Section 9; (ii) any representation or warranty of Borrower made in this Security Agreement or the Notes or in any other agreement, statement or certificate furnished to lender in connection with this Security Agreement or the Notes shall prove to have been incorrect in any material respect when made or given; (iv) borrower's failure to comply with or perform any term, covenant or condition of this Security Agreement or any Note or under any other agreement between Borrower and Lender or under any lease of real property covering the location of the Equipment if such failure to comply or perform is not cured by Borrower within five (5) days after Borrower knows of the noncompliance or nonperformance or notice from Lender; (v) seizure of any of the collateral under legal process; (vi) the filing by or against Borrower or any guarantor under any guaranty executed in connection with this Security Agreement ("Guarantor") or a petition for reorganization or liquidation under the Bankruptcy Code or any amendment thereto or under any other insolvency law providing for the relief o debtors; (vii) the voluntary or involuntary making of an assignment of a substantial portion of its assets by Borrower or by any Guarantor for the benefit of its creditors, the appointment of a receiver or trustee for borrower or any Guarantor or for any of borrower's or Guarantor's assets, the institution by or against Borrower or any guarantor of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of borrower or any Guarantor provided that in the case of all such involuntary proceedings, same are not dismissed within sixty
(60) days after commencement; or (viii) the making by Borrower or by any Guarantor under any Guaranty executed in connection with this Loan of a transfer of all or a material portion of borrower's or guarantor's assets or inventory not in the ordinary course of business.

         (b) Remedies. If any Event of Default has occurred, Lender may in its sole discretion exercise one or more of the following remedies with respect to any or all of the Collateral: (i) declare due any or all of the aggregate sum of al remaining payments under the Notes, including the amount of any mandatory or optional payment required or permitted to be paid by Borrower to Lender at the maturity of the Notes ("Remaining Payments"); (ii) proceed by court action to enforce Borrower's performance of the Notes and this Security Agreement or to recover all damages and
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expenses incurred by Lender by reason of an Event of Default; (iii) without court order or prior demand, enter upon the premises where the collateral is located and take immediate possession of and remove it without liability of Lender to Borrower or any other person or entity; (iv) terminate this Security Agreement an sell the Collateral at public or private sale, or otherwise dispose of, hold, use or lease any or all of the Collateral or (v) exercise any other right or remedy available to it under applicable law. If Lender has declared due any or all of the Remaining Payments, borrower will pay immediately to Lender
(a) the Remaining Payments, (b) all amounts which may be then due or accrued, and (c) all other amounts due under the Security Agreement and under the Notes (Lender's Return, as referred to below, means the amounts described in clauses
(a), (b) and (c) above). The net proceeds of any sale or lease of such Collateral will be credited against Lender's Return. The net proceeds of a sale of the Collateral pursuant to his Section 11(b) is defined as the sales price of the Collateral less selling expenses, including, without limitation, costs of remarketing the Collateral and all refurbishing costs and commissions paid with respect to such remarketing. The net proceeds of a lease of the Collateral pursuant to this Section 11(b) is defined as the amount equal to the rental payments due under such lease (discounted at a rate per annum equal to the discount rate for 13-week Treasury Bills as of the date on which Lender notifies Borrower that this Security Agreement is terminated (the "Termination Date") (as such rate is reported in the Money Rates column in the Wall Street Journal) or the Termination Date or, if the Wall Street Journal is published (the "Discount Rate")) plus the residual value of the Collateral at the end of the basic term of such lease, as reasonably determined by Lender, and discounted at the Discount Rate.

         Borrower agrees to pay all reasonable internal and out-of-pocket costs of Lender incurred in enforcement of this Security Agreement, the Notes or any instrument or agreement required under this Security Agreement, including, but not limited to, direct overhead costs of Lender allocated to the estimated time spent by its employees (and the employees of its affiliates, including counsel who are employees of Lender or its affiliates) and outside counsel legal fees and litigation expenses and fees of collection agencies ("Remedy Expenses"). At Lender's request, Borrower shall assemble the Collateral and make it available to Lender at such time and location as Lender may designate. Borrower waives any right it may have to redeem the Collateral.

         Declaration that any or all amounts under this Security Agreement and/or the Notes are immediately due and payable shall not terminate this Security Agreement or any of the Notes unless Lender so notifies
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Borrower in writing. All such remedies are cumulative and may be enforced separately or concurrently.

         In addition to the foregoing remedies, if an Event of default hereunder shall have occurred and be continuing, Lender shall have the right to cause its representative or representatives to attend any meeting of borrower's Board of Directors or any committee thereof. In such case, Borrower shall provide Lender with the same notice of any such Board or committee meeting that is given to the members of Borrower's board or committee thereof.

         (c) Application of Proceeds. The proceeds of any sale of all or any part of the Collateral and the proceeds of any remedy afforded to Lender by this Security Agreement shall be paid to and applied as follows:

         First, to the payment of reasonable costs and expenses of suit or foreclosure, if any, and of the sale, if any, including, without limitation, refurbishing costs, costs of remarketing and commissions related to remarketing, all Remedy Expenses, all expenses, liabilities and advances incurred or made pursuant to this Security Agreement or any Note by Lender in connection with foreclosure, suit, sale or enforcement of this Security Agreement or the Notes, and taxes, assessments or liens superior to Lender's security interest granted by this Security Agreement.

         Second, to the payment of all other amounts not described in item Third below due under this Security Agreement and all Notes;

         Third, to pay Lender an amount equal to Lender's Return, to the extent not previously paid by Borrower; and

         Fourth, to the payment of any surplus to Borrower or to whomever may lawfully be entitled to receive it.

         (d) Effect of Delay; Waiver; Foreclosure on Collateral. No delay or omission of Lender, in exercising any right or power arising from any Event of Default shall prevent Lender from exercising that right or power if the Event of Default continues. No waiver of an Event of Default, whether full or partial, by Lender or such holder shall be taken to extend to any subsequent Event of Default, or to impair the rights of Lender in respect to any damages suffered as a result of the Event of Default. The giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment or discharge of the Indebtedness and performance of the Obligations shall in no way operate to prejudice, waive or affect the security interest created by this Security Agreement or
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any rights, powers or remedies exercised hereunder or thereunder. Lender shall not be required first to foreclose on the Collateral prior to bringing an action against borrower for sums owed to Lender under this Security Agreement or under any Note.

SECTION 11. LATE PAYMENTS.

                  Borrower shall pay Lender an amount equal to 10% per month of all amounts owed Lender by Borrower which are not paid when due, but in no event an amount greater than the highest rate permitted by applicable law. If such amounts have not been received by Lender at Lender's place of business or by Lender's designated agent by the date such amounts are due under this Security Agreement or the Notes, Lender shall bill borrower for such charges. Borrower acknowledges that invoices for amounts due hereunder or under the Notes are sent by Lender for Borrower's convenience only. Borrower's non-receipt of any invoice will not relieve borrower of its obligation to make payments hereunder or under the Notes.

SECTION 12. PAYMENTS BY LENDER.

                  If Borrower shall fail to make any payment or perform any act required hereunder (including, but not limited to, maintenance of any insurance required by Section 5(e)), then lender may, but shall not be required to, after such notice to borrower as its reasonable under the circumstances, make such payment or perform such act wit the same effect as if made or performed by Borrower. Borrower will upon demand reimburse Lender for all sums paid and all costs and expenses incurred in connection with the performance of any such act.

SECTION 13. FINANCING STATEMENTS.

                  Borrower will execute all financing statements pursuant to the Uniform Commercial Code and all such other documents reasonably requested by Lender to perfect Lender's security interests hereunder. Borrower authorizes Lender to file financing statements signed only by Lender (where such authorization is permitted by law) at all places where Lender deems necessary.

SECTION 14. NATURE OF TRANSACTION.

         Lender makes no representation whatsoever, express or implied, concerning the legal character of the transaction evidenced hereby, for tax or other purpose.

SECTION 15. SUSPENSION OF LENDER'S OBLIGATIONS.

         The obligations of Lender hereunder will be suspended to the extent that Lender is hindered or prevented from complying therewith because of labor disturbances, including but not limited to strikes and lockouts, acts of God, fires, floods, storms, accidents, industrial unrest, strike, acts of war, insurrection, riot or civil disorder, any order, decree, law or governmental regulations or interference, or any cause whatsoever not within the sole and exclusive control of Lender.

SECTION 16. COMMITMENT FEE.

         Borrower has paid to Lender a non-refundable commitment fee ("Fee") of $1,000. The Fee shall be applied by Lender first to reimburse Lender for out-of-pocket UCC and other search costs, and all appraisal fees incurred by Lender, and then proportionally to the first monthly payment for each Note hereunder in the portion that the Collateral Value for such Note bears to Lender's entire commitment. Lender shall be responsible for transaction expenses in excess of such $1,000.

SECTION 17. MISCELLANEOUS.

         (a) Borrower shall provide Lender with such corporate resolutions, financial statements, and other documents as Lender shall reasonably request from time to time. (b) Borrower represents that the Collateral hereunder is used solely for business purposes. (c) Time is of the essence with respect to this Security agreement. (d) All notices hereunder shall be in writing, sent by registered or certified mail, return receipt requested or by reliable messenger or delivery service, and shall be directed, as the case may be, to Lender at 2401 Kerner Boulevard, San Rafael, California 94901, Attention:
________________. Such notices shall be effective on receipt if delivered personally, five days after dispatch if mailed and one business day after dispatch if sent by courier service. (e) Borrower acknowledges that Borrower has read this Security Agreement and the Notes, understands them and agrees to be bound by their terms and further agrees that this Security Agreement and the Notes constitute the entire agreement between Lender and Borrower with respect to the subject matter hereof and supersede all previous agreements, promises, or representations. (f) This Security Agreement and the Notes may not be changed, altered or modified except by an instrument signed by an officer or authorized representative of Lender and Borrower. (g) Any failure of Lender to require strict performance by Borrower or any waiver by Lender of any provision herein or in a Note shall not be construed as a consent or waiver of any other breach of the same or any other provision. (h) If any provision of this Security Agreement or the Notes until all Obligations of Borrower to Lender have been met and all liabilities of Borrower to Lender and any assignee have been paid in full. (j) Borrower will notify Lender at least 30 days before changing its name, principal place of business or chief executive office. (k) Borrower will, at its expense, promptly execute and deliver to Lender such documents and assurances (including financing statements) and take such further action as Lender may reasonably request in order to carry out the intent of this Security Agreement and Lender's rights and remedies. (1) Borrower hereby appoints Lender (and each of Lender's officers, employees or agents designed by Lender), with full power of substitution by Lender, as Borrower's attorney, with power to execute and deliver on Borrower's behalf financing statements and other documents necessary to perfect and/or give notice of Lender's security interest in any of the Collateral.

SECTION 18. JURISDICTION AND WAIVER OF JURY TRIAL.

         This Security, Agreement and the Notes shall be governed by and construed under the laws of the State of California, excluding principles of conflicts of laws. It is agreed that exclusive jurisdiction and venue for any legal action between the parties arising out of or relating to this Security Agreement or a Note shall be in the Superior Court for Marin County, California, or, in cases where federal diversity jurisdiction is available, in the United States District Court for the Northern District of California situated in San Francisco. BORROWER, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SECURITY AGREEMENT, ANY NOTE, ANY SECURITY DOCUMENTS, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

IN WITNESS WHEREOF, Borrower and Lender have caused this Security Agreement to be executed as of the date and year first above written.

LEUKOSITE, INC.                        PHOENIX LEASING INCORPORATED
BORROWER                               LENDER

By:_______________________________     By:_____________________________________

Its:______________________________     Its:____________________________________

Headquarters Location:

215 First Street
Cambridge, MA 02142
County of Middlesex


EXHIBITS AND SCHEDULES:

Exhibit A -- Closing Memorandum

                                                                    EXHIBIT A to
                                     SENIOR LOAN AND SECURITY AGREEMENT NO. 0062



                                                   CLOSING MEMORANDUM

1.*      Duly executed Senior Loan and Security Agreement.

2. Duly executed Senior Security Promissory Note with Exhibit A Collateral Description attached.

3. Insurance Certificates reflecting coverage required under Section 5(e) of the Senior Loan and Security Agreement.

4.*     Resolutions of Borrower's Board of Directors.

5.      Agreement to Allow Removal of Personal Property.**

6.* UCC-1 Financing Statements and UCC Search(es) (county and state) for all Equipment Locations showing Lender's filed UCC-1 financing statements filed against Borrower with no UCC-1 financing statements by other parties ahead of Lender with respect to the Collateral.

7.      UCC Search.

8.*     Payment of Commitment Fee.

9. Certificate of Chief Financial Officer stating that (i) there are no liens, charges, security interests or other encumbrances that may affect Lender's right, title and interest in the Collateral and there are no UCC-1 financing statements filed or in the process of being filed against any of the Collateral, (ii) Borrower is performing according to Borrower's business plan, (iii) no material adverse change has occurred in the financial condition of Borrower, (iv) no default has occurred, and (v) the representations and warranties in
        Section 3 of the Senior Loan and Security Agreement are true and correct as if made on the date of the Loan.

10. Certificate from the Secretary of State of Borrower's state of incorporation, and from the state in which Borrower's chief executive office is located, if different, stating the Borrower is in good standing or is authorized to transact business, as the case may be, dated not more than thirty days prior to the first Loan.*

11.*    Borrower's Business Plan.

12.     Borrower's most recent financial statements.

13.*    Borrower's Pro Forma Financials (Income Statement, Balance Sheet, Cash
        Flow) showing monthly detail for the one year period immediately preceding initial funding.

14.     List of proposed Collateral.

15.     Purchase documentation verifying Borrower's ownership of equipment.

16. See Section I of the Senior Loan and Security Agreement for additional conditions to closing.



*        First Loan only.
**Required if any Equipment is a fixture, i.e., attached to real property.

                         CORPORATE RESOLUTION TO BORROW

    RESOLVED: That this corporation, LEUKOSITE, INC., borrow funds from Phoenix Leasing Incorporated, a California corporation, ("Lender') and grant as collateral for such borrowings such items of personal property and fixtures, and upon such terms and conditions, as the officer or officers hereinafter authorized, in their discretion, may deem necessary or advisable; provided, however, that the aggregate principal amount of borrowings hereunder shall not exceed the sum of $1,200,000 and together with the amount financed pursuant to the Lease, shall not exceed the sum of $1,958,000

    RESOLVED FURTHER: That:


    _________________________    the President             ____________________
    Print or Type Name                                     Signature

or  _________________________ ___________________________  ____________________
    Print or Type Name        (Title of corporate officer) Signature
                                the President

of this corporation (this officer or officers authorized to act pursuant hereto being hereinafter designated as "authorized officers"), are individually authorized, directed and empowered, in the name of this corporation, to execute and deliver to Lender, and Lender is requested to accept, any notes, security agreements, and other documents or agreements that may be required by Lender in connection with such borrowings.

    RESOLVED FURTHER: That the authorized officers are individually authorized, directed further and empowered, in the name of this corporation, to do or cause to be done all such convenient acts and things as they shall deem necessary, advisable, convenient or proper in connection with the execution and delivery of any such notes, security agreements, and other documents or agreements and in connection with or incidental to the carrying of the same into effect, including without Imitator., the execution, acknowledgment, and delivery of all instruments and documents which may reasonably be required by Lender under or in connection with any such borrowing.

RESOLVED FURTHER: That Lender is authorized to act upon these resolutions until written notice of their revocation is delivered to Lender, and that the authority hereby granted shall apply with equal force and effect to the successors in office of the officers herein named.

    I, ____________, Secretary of LEUKOSITE, INC., a corporation incorporated under the laws of the State of Delaware, do hereby certify that the foregoing is a full, true and correct copy of resolutions of the Board of Directors of the said corporation, duly and regularly passed or adopted by the Board of Directors of said corporation as required by law and by the by-laws of the said corporation on the __ day of 19__.

    I further certify that said resolutions are still in full force and effect and have not been amended or revoked and that the specimen signatures appearing above are the signatures of the officers authorized to sign for this corporation by virtue of the said resolutions.

    IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary, and affixed the corporate seal of the said corporation, this __ day of ______, 1997.

                                       AFFIX CORPORATE
                                       SEAL HERE


                                       ________________________________________
                                       SECRETARY OF

                                       LEUKOSITE, INC.
                                       a Delaware corporation